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                                 EXHIBIT 23.2
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                        CONSENT OF INDEPENDENT AUDITORS

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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Stock Option Plan, the 1996 Employee Stock Purchase Plan, the 1995 Outside Directors Stock Option Plan, and Certain Individual Employee Stock Option Agreements of IKOS Systems, Inc. of our report dated October 17, 1995, with respect to the consolidated financial statements and schedule of IKOS Systems, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1995.

/s/ Ernst & Young LLP

San Jose, California
February 9, 1996